Registration No. 33-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________


                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ___________________


                    INTERNATIONAL ASSETS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)


          Delaware                                      59-2921318
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                        250 Park Avenue South, Suite 200
                           Winter Park, Florida 32789
                                 (407) 629-1400
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                               ___________________


Jerome F. Miceli, President                     Copies of all communications to:
International Assets Holding Corporation        Louis T.M. Conti, Esq.
250 Park Avenue South, Suite 200                Holland & Knight LLP
Winter Park, Florida 32789                      200 South Orange Avenue,
Facsimile: (407) 629-2470                       Suite 2600
(Name and address of agent for service)         Orlando, Florida 32801
(407) 629-1400                                  Phone: (407) 425-8500
(Telephone number, including area code,         Facsimile: (407) 244-5288
of agent  for service)

     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule-462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule-462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule-434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ------------------ -------------------- -------------------- ---------------------

                                                          Proposed             Proposed
                                       Amount              maximum              maximum             Amount of
                                        to be          offering price          aggregate           registration
Title of Shares To Be Registered     Registered          per unit(1)        offering price             fee
--------------------------------- ------------------ -------------------- -------------------- ---------------------
Common Stock, par value
 $0.01 per share.                  468,386 shares          $3.00              $1,405,158.00          $484.54
--------------------------------- ------------------ -------------------- -------------------- ---------------------

     (1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The fee is based upon the average of the high and low price for shares of Common Stock of the registrant reported on the Nasdaq Stock Market's Small-Cap Market on January 27, 1997.

                    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                    INTERNATIONAL ASSETS HOLDING CORPORATION

                         468,386 Shares of Common Stock
                            Par Value $0.01 Per Share

                            ________________________

     This Prospectus relates to 468,386 shares of common stock, par value $0.01 per share ("Common Stock"), of International Assets Holding Corporation, a Delaware corporation (the "Company"), which may be offered for sale by certain shareholders of the Company (the "Selling Security Holders").

     The principal executive offices of the Company are located at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789, telephone number (407) 629-1400.

     The securities offered hereby represent a significant degree of risk. Investors should carefully consider certain risks and other considerations relating to the Common Stock and the Company. See "Risk Factors" commencing on page 4.

                            _________________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _________________________



=========================================== ---------------------- ---------------------- ------------------------
                                                                   Underwriting
                                                                   Discounts and          Proceeds to Selling
                                            Price to Public        Commissions            Security Holders*
------------------------------------------- ---------------------- ----------------------------------------------
Per Share                                   $         3.00         $    0.00              $        3.00
=========================================== ====================== ==============================================
Total                                       $ 1,405,158.00         $    0.00              $1,405,158.00
=========================================== ====================== ==============================================

* Before deduction of estimated expenses of $9,184.54, all of which are payable by the Company.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
                            _________________________

                The date of this Prospectus is January 28, 1997.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with the Exchange Act, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048, at 1401 Brickell Avenue, Suite 200, Miami, Florida 33131, and at
Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission which is located at (http://www.sec.gov). The Common Stock is listed on the NASDAQ SmallCap(TM) Market (Symbol:IAAC), where reports, proxy statements and other information concerning the Company can also be inspected.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the securities offered hereby. This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission.

                                TABLE OF CONTENTS


                                                                            Page


The Company.................................................................  4

Risk Factors................................................................  4

Use of Proceeds.............................................................  8

Selling Security Holders....................................................  8

Plan of Distribution........................................................ 10

Incorporation of Certain Information by Reference........................... 11

Disclosure of Commission Position on
  Indemnification for Securities Act Liabilities............................ 11

                                           THE COMPANY

     The Company is a holding company which, through its principal subsidiary, International Assets Advisory Corporation ("IAAC"), operates a full-service securities brokerage firm specializing in global investing on behalf of its clients. IAAC is registered as a securities broker-dealer under the Exchange Act and is registered as such in 49 states and the District of Columbia. IAAC is also a member of the National Association of Securities Dealers, Inc. ("NASD") and the Securities Investor Protection Corporation. The Company has two additional active subsidiaries, Global Assets Advisors, Inc. ("GAA") and International Asset Management Corp. ("IAMC"). All of the Company's subsidiaries are Florida corporations. GAA provides investment advisory and money management services. IAMC functions as the manager of the physical assets of the Company and its subsidiaries.

     The Company was incorporated under the laws of the State of Delaware in October 1987. The Company's principal offices are located at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789 and its telephone number at such address is (407) 629-1400.

                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

     1. Operating Results; Financial Condition. The operating results of the Company have reflected inconsistent profits and losses. During the fiscal years ended September 30, 1996, September 30, 1995 and September 30, 1994, the Company had net incomes of $726,361, $577,268 and $519,665, respectively. There can be no assurance that the Company will generate sufficient revenues to achieve profitable operations in future periods.

     2. Competition. The securities brokerage business is intensely competitive and the Company competes with numerous other securities firms and financial intermediaries in the solicitation of investors and in the performance of the types of investment vehicles recommended to investors. Competition among financial service firms also exists for experienced technical and other personnel, as well as for account executives. Many of the Company's competitors have substantially greater capital and other resources than the Company with which to compete for investors and personnel.

     3. Unique Business Risks. The conduct of a securities brokerage business may be subject to greater risks than other business activities. The Company, like other securities firms, is directly affected by national and international economic and political conditions and broad trends in business and finance which influence trading volume and the market value of securities. Reduced trading volume and prices generally result in reduced commission revenue and may result in losses from declines in the market value of securities held in trading positions. In periods of low volume, profitability is adversely affected because certain expenses, consisting primarily of salaries and benefits, computer hardware and software costs and occupancy expenses, remain relatively fixed. Other risks include the imposition of a standard of care in its dealings with customers, which standard is sometimes of a fiduciary character, including the obligation to determine in a diligent and continuous manner the suitability of the investments it recommends and sells to its customers or purchases on behalf of its customers, the risk of customer defaults, the volatility of the securities markets, employee misconduct and errors, and the possibility of being involved in litigation and other dispute resolution procedures with its customers and former customers.

     4. Global Securities and Currencies. Within its trading department, the Company trades securities for its own account and conducts market-making activities which involve the purchase, sale or short sale of securities as a principal. Investing in securities of non-United States companies which are generally denominated in foreign currencies, and require utilization of foreign currency exchange, involves certain considerations not typically associated with investing in United States companies. Gains or losses can result not only from changes in the value of the securities, but also when the underlying foreign currency strengthens or weakens against the U.S. dollar. In addition, less information may be available about foreign companies than about domestic companies and international markets may be less liquid than domestic markets. Investment in global securities may also be subject to local economic or political risks, including instability of some foreign governments, the possibility of currency blockage, or the imposition of withholding taxes on dividend or interest payments and the potential for expropriation, nationalization or confiscatory taxation and limitations on the use or removal of funds or other assets.

     5. No Assurance of Public Market. There can be no assurance that a regular trading market for the securities offered hereby will be sustained. In the absence of such market, an investor may be unable to liquidate his investment in the Company.

     6. Control by Major Stockholder. As of January 24, 1997, Diego J. Veitia, Chairman and Chief Executive Officer of the Company, beneficially owns approximately 27.82% of the outstanding Common Stock and, by virtue of his beneficial ownership interest in the Company's shares of Common Stock, may be in a position to significantly influence the election of the Company's directors and the outcome of other issues submitted to the Company's stockholders.

     7. Regulation. The Company and the securities industry are subject to extensive regulation at both the federal and state levels by various regulatory organizations charged with protecting the interests of customers of financial services firms. In addition, self-regulatory organizations, such as the NASD, require strict compliance with their rules and regulations. Failure to comply with any of such laws, rules or regulations could result in fines, suspensions or expulsion, which could have a material adverse effect upon the Company and the value of the securities offered hereby. 8. Risks of Principal Transactions. Within its trading department, the Company trades securities for its own account and conducts market-making activities which involve the purchase, sale or short sale of securities as a principal. Such activities involve the risk of adverse fluctuations in the market price and in the liquidity of the market for certain securities, which can limit the Company's ability to sell securities purchased or to purchase securities sold in such transactions. In addition, trading in securities not denominated in U.S. dollars involves the exchange of currency to and from U.S. dollars. Negative fluctuations in exchange rates and controls on the repatriation of U.S. investment dollars could affect the profitability of the Company.

     9. Litigation and Arbitration. Many aspects of the Company's business involve substantial risk of liability. In recent years, there has been an increasing incidence of litigation and arbitration within the securities industry. Claims by dissatisfied customers, such as claims of unauthorized trading, churning of accounts, mismanagement and breach of fiduciary duty, are commonly made against broker-dealers. A substantial settlement by, or judgment against, the Company could have a material adverse effect on the Company. Although it is impossible to predict the outcome of outstanding litigation, arbitration or dispute resolution matters, in the opinion of management, the outcome of any current litigation, arbitration or dispute resolution matter will not result in a material adverse effect on the financial position of the Company.

     10. Reliance on Key and Other Personnel. The Company's current management, including Diego J. Veitia, its Chairman of the Board and Chief Executive Officer, and Jerome F. Miceli,its

     President and Chief Operating Officer, contributes to the development and formulation of strategies for the Company's growth. While the Company has entered into employment agreements with each of Messrs. Veitia and Miceli, a change in management could adversely affect the future operations of the Company. In addition, various facets of the Company's business rely heavily on the services of highly skilled individuals. There can be no assurance that the Company will be successful in attracting or retaining personnel with the requisite skill to make the Company successful. The Company could experience personnel changes that could have an adverse effect on the profitability of the Company. The Company, like other securities firms, is subject to the risk that account executives may leave its employ and that the Company may lose the business of some or all of the customers of such account executives.

     11. Net Capital Requirements. The Commission, the NASD, certain exchanges, and various other regulatory agencies have adopted rules with respect to the maintenance of specific levels of net capital by securities brokers. The net capital rules are designed to measure the financial liquidity of a securities broker and the minimum net capital deemed necessary to meet its commitments to customers. A significant operating loss or an unusually large charge against net capital could adversely affect the ability of the Company to expand or even maintain its present level of business. The Commission's uniform net capital rule (Rule 15c3-1 (the "Rule")) provides that a broker-dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital (the "Primary Method") or, alternatively, that it not permit its net capital to be less than the greater of $250,000 or 2% of aggregate debit items computed in accordance with the Rule (the "Alternative Method"). The Rule requires IAAC to maintain minimum net capital at an amount equal to the greater of (i) $100,000 or (ii) $2,500 for each security in which it makes a market (unless a security in which it makes a market has a market value of $5 or less, in which event the amount of net capital shall not be less than $1,000 for each such security) with a ceiling of $1,000,000 unless otherwise required under the Rule.

     IAAC is in compliance with the Rule, as well as the applicable minimum net capital requirements of the NASD. IAAC has elected to compute its net capital under the Primary Method. In computing net capital under the Rule, various adjustments are made to net worth with a view to excluding assets not readily convertible into cash and to providing a conservative statement of other assets, such as a firm's position in securities. To that end, a deduction is made against the market value of securities to reflect the possibility of a market decline before their disposition. For every dollar that net capital is reduced, by means of such deductions or otherwise (for example, through operating losses or capital distributions), the maximum aggregate indebtedness a firm may carry is reduced. Thus, net capital rules generally impose financial restrictions upon the Company's business that are more severe than those imposed on other types of businesses. Compliance with the net capital rules may limit the operations of the Company because they require minimum capital for such purposes as underwriting securities distributions and maintaining the inventory required for trading in securities.

     12. Economic Conditions. The securities business may be directly affected by conditions which exist from time to time in the nation's economy. The business of the Company may also be directly affected by the economy of other nations, since the Company invests in the global securities market. Adverse price movement in the securities markets of this and other countries may adversely affect the operations of the Company and its relative capital positions and the value of assets held or managed by the Company. Other factors such as rising or high levels of interest rates, governmental or regulatory policies and activities, and fluctuating exchange rates may also adversely affect the activities and financial condition of the Company.

     13. Limitation of Market Making. The Company is prohibited from making a market in the securities offered hereby under applicable rules of the Commission.

     14. Non-Registration in Certain Jurisdictions. The Company has not registered or qualified the shares of Common Stock offered hereby in any other jurisdictions. The Company has no obligation to effect any such registration or qualification in any or all jurisdictions. If the Company elects to attempt such registration or qualification, no assurance can be given that the Company will be able to effect any required registration or qualification.

     15. Authorization of Preferred Stock. The Board of Directors is authorized to issue shares of preferred stock and to fix the relative voting, dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the stockholders. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future.

     16. Maintenance Criteria for NASDAQ Securities; Disclosure Relating to Low-Price Stocks. As of January 24, 1997, the NASD, which administers the NASDAQ SmallCap(TM) Market, requires that, in order to continue to be included on the NASDAQ SmallCap(TM) Market, a company must maintain $2,000,000 in total assets, 100,000 shares of public float, a $200,000 market value of the public float and $1,000,000 in total capital and surplus, and have at least 300 shareholders. Also, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion in the NASDAQ SmallCap(TM) Market if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. On November 6, 1996, the Board of Directors of The Nasdaq Stock Market, Inc. approved changes to the listing standards for the NASDAQ SmallCap(TM) Market (the "Proposed Standards"), which Proposed Standards may become effective following public comments, any changes to the Proposed Standards based on the public comment and approval of the final Proposed Standards by the Commission. The Proposed Standards would require that, in order to continue to be included on the NASDAQ SmallCap(TM) Market, a company must maintain (i) either net tangible assets of $2,000,000 or net income of $500,000 in 2 of the last 3 years or market capitalization of at least $35,000,000, (ii) 500,000 shares of public float, (iii) $1,000,000 market value of public float, (iv) a minimum bid price of $1.00 per share, (iv) a minimum of 300 shareholders and (v) at least two market makers. Unlike the current standards (the "Current Standards"), there is no alternative criteria for failure to meet the minimum bid price in the Proposed Standards. Further, the Proposed Standards incorporate corporate governance standards which were not previously applicable to the NASDAQ SmallCap(TM) Market. These corporate governance standards require (i) a minimum of two independent directors,
     (ii) an audit  committee,  a majority of which are  independent  directors,
     (iii) an annual shareholder meeting and (iv) shareholder approval of certain corporate actions.

     The failure to meet the maintenance criteria of the Current Standards or, if approved, the Proposed Standards in the future may result in the Company's securities not being included on the NASDAQ SmallCap(TM) Market. In such event, trading, if any, in the Company's securities may be conducted in the OTC Bulletin Board, an electronic inter-dealer quotation system operated by the NASD for securities not quoted on NASDAQ, or in the over-the-counter market commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, sale of the Company's securities would be subject to Rules 15g-6 and 15g-9 promulgated by the Commission under the Exchange Act that would impose various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and institutional accredited investors, if the Company fails to meet certain criteria set forth in such rule. Individual accredited investors are no longer exempt from such sales practice requirements. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities, which may affect the ability of purchasers in this offering to sell their securities in the secondary market.

     The Commission also has adopted regulations which define a "penny stock" to be an equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions, including securities authorized for quotation on the NASDAQ SmallCap(TM) Market. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative, and about current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If the Company's securities are delisted from the NASDAQ SmallCap(TM) market in the future or if they should otherwise fall within the Commission's definition of a "penny stock," the trading market for the Company's securities could be materially adversely affected.

                                 USE OF PROCEEDS

     The net proceeds from the Common Stock sold by the Selling Security Holders will inure entirely to their benefit and not that of the Company.

                            SELLING SECURITY HOLDERS

     The table set forth below sets forth, as of the date of this Prospectus, or a subsequent date if amended or supplemented, (a) the name of each Selling Security Holder and his or its relationship to the Company during the last three years, (b) the number of shares of Common Stock each Selling Security Holder beneficially owned prior to this offering, (c) the number of shares of Common Stock offered pursuant to this Prospectus by each Selling Security Holder and (d) the amount and the percentage of the Company's Common Stock that will be owned by each Selling Security Holder after completion of this offering. The information set forth below may be amended or supplemented from time to time. There is no assurance that any of the Selling Security Holders will sell any or all of the shares of Common Stock offered by them hereunder.



======================================= -------------------------- ------------------- =============================
                                                                                       Shares of Common Stock
                                                                                       Beneficially Owned upon
                                                                                       Completion of Offering 2
                                        Shares of Common Stock
                                        Beneficially Owned as of   Shares of Common    Number        Percent
Name and Position                       January 24, 1997 1         Stock Offered
of Selling Security Holder                                         Hereby
======================================= -------------------------- ------------------- -------------- ==============
The Diego J. Veitia Family Trust 3
                                                          384,509             382,309         2,200              *
======================================= -------------------------- ------------------- -------------- ==============
Jerome F. Miceli, Director, President
and Chief Operating Officer
                                                         116,596 4             68,077        48,519          3.26%
======================================= -------------------------- ------------------- -------------- ==============
The Diego J. Veitia Foundation, Inc. 5                     15,000              15,000             0              *
======================================= -------------------------- ------------------- -------------- ==============
Tresa N. Veitia                                             2,000               2,000             0              *
======================================= ========================== =================== ============== ==============
Victoria N. Storm                                           1,000               1,000             0              *
======================================= ========================== =================== ============== ==============

*Less than one percent (1%)

     1 Includes shares that can be acquired within 60 days from the date hereof upon the exercise of warrants or options or conversion of convertible securities. Shares subject to issuance upon the exercise of options or warrants or other rights to acquire shares are deemed outstanding for the purpose of computing the percentage owned by each such person but are not deemed to be outstanding for the purpose of computing the total outstanding percentage of any other persons.

     2 Assumes the sale of all shares of Common Stock registered hereunder.

     3 Diego J. Veitia, Director, Chairman of the Board and Chief Executive Officer of the Company, is the settlor, sole trustee and primary beneficiary of the Diego J. Veitia Family Trust and, as such, is deemed the beneficial owner of the shares held by the Family Trust under the rules and regulations of the Commission.

     4 Includes 44,000 shares subject to two partially exercisable options from the Company and 4,519 shares subject to a presently exercisable option from the Diego J. Veitia Family Trust.

     5 Diego J. Veitia, Director, Chairman of the Board and Chief Executive Officer of the Company, is the President and one of the four trustees of The Diego J. Veitia Foundation, Inc. (the "Foundation"). As such, Mr. Veitia may be deemed a beneficial owner of the shares for the purposes of Rule 13d-3 under the Exchange Act. Nevertheless, the Foundation is a tax-exempt organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, no part of the Foundation's net income may inure to the benefit of a private individual, the assets of the Foundation may not revert to private ownership upon its dissolution, and the Articles of Incorporation of the Foundation prohibit acts of self-dealing under Section 4941(d) of the Internal Revenue Code. Thus, Mr. Veitia is not the beneficial owner of the shares owned by the Foundation under Rule 16a-1(a)(2) under the Exchange Act. Mr. Veitia disclaims any beneficial interest in all shares owned by the Foundation.

                              PLAN OF DISTRIBUTION

     The Common Stock will be offered and sold by the Selling Security Holders for their own accounts. The Company will not receive any proceeds from the sale of the Common Stock pursuant to this Prospectus.

     The Selling Security Holders may choose to sell the Common Stock offered hereby at any time in the future. The distribution of the Common Stock by the Selling Security Holders is not subject to any underwriting agreement. The
Selling Security Holders may sell the Common Stock covered by the Prospectus through the NASDAQ SmallCap(TM) Market, at prices and terms then prevailing, through customary brokerage channels, in privately negotiated transactions or otherwise, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may then resell the Common Stock through the NASDAQ SmallCap(TM) Market, at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Security Holders and/or the purchasers of the Common Stock for whom they may act as agent, which compensation may be in excess of customary commissions. The Selling Security Holders and any broker-dealers that participate with the Selling Security Holders in the resale of the Common Stock might be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting discounts or commissions under the Securities Act. Neither the Company nor the Selling Security Holders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Security Holder and any other Selling Security Holder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Common Stock. The Selling Security Holders are not restricted as to the price or prices at which they may sell their Common Stock. Sales of such Common Stock at less than the market prices thereof may depress the market price of the Common Stock. In addition, any shares of Common Stock covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Security Holders will be subject to applicable provisions of the Exchange Act and the rules and regulations of thereunder, including without limitation Rule 10b-6 and, effective on March 4, 1997, Rule 102 under Regulation M, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Security Holders. Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest any of the securities that are the subject of the distribution. Rule 102 under Regulation M will replace Rule 10b-6 on March 4, 1997 and prohibits, with certain exceptions, a selling shareholder or its affiliated purchaser from bidding for or purchasing for an account in which the selling shareholder or affiliated purchaser has a beneficial interest any securities that are the subject of the distribution during a restricted period. All of the foregoing may affect the marketability of the Common Stock.

     The Company will pay substantially all of the expenses incident to this offering of the Common Stock by the Selling Security Holders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. The Company will treat the payment of these expenses as compensation to Mr. Veitia and Mr. Miceli. Approximately 17% of the expenses paid for by the Companyincident to this offering shall be treated as compensation paid to Mr. Miceli and the remainder of such expenses shall be treated as compensation paid to Mr. Veitia. Each Selling Security Holder may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the Common Stock against certain liabilities, including liabilities arising under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain instances, the Common Stock may not be sold unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

     There can be no assurance that the Selling Security Holders will sell any or all of the Common Stock offered hereby.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents previously filed by the Company with the Commission, and all documents subsequently filed by it pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, are incorporated by reference into this Prospectus:

     (1) The Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1996;

     (2) Proxy Statement for the annual meeting of the Company's shareholders filed on January 15, 1997;

     (3) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since September 30, 1996; and

     (4) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are themselves specifically incorporated by reference). Any such requests should be directed to:
International Assets Holding Corporation, 250 Park Avenue South, Winter Park, Florida 32789, Attention: Comptroller, telephone number (407) 629-1400.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company's Certificate of Incorporation, as amended, includes a provision eliminating the monetary liability of directors to the fullest extent possible under Delaware law. Article VII of the Company's Bylaws provides that the Company shall indemnify its directors and officers if the party to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following sets forth the estimated expenses and costs payable by the Company in connection with the filing of this Registration Statement. The
Selling Security Holders will not pay any of these expenses. All amounts are estimated except for the Commission registration fees:

                  Commission Registration Fee                            $484.54
                  Legal and accounting fees and expenses               $8,500.00
                  Printing and engraving expenses                        $100.00
                  Transfer agents' fees                                  $100.00
                                                                        ________
                  TOTAL                                                $9,184.54

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Certificate of Incorporation, as amended, includes a provision eliminating the monetary liability of directors to the fullest extent possible under Delaware law. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or a proceeding, had no reasonable cause to believe such conduct was unlawful.

     Subsection (b) of Section 145 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

         Article VII of the Company's Bylaws includes the following provisions:

               Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person, did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               Section 2. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the
          Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expense, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct to the extent that the Court of Chancery in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 3. Indemnification under Sections 1 and 2 of this Article shall be made by the Corporation when ordered by a court or upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in those Sections. Such determination shall be made (a) by the board of directors who were not parties to such action, suit, or proceeding, or (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

               Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1 and 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

               Section 5. The indemnification provided in this Article shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

               Section 6. Nothing herein contained shall be construed as limiting the power or obligation of the Corporation to indemnify any person in accordance with the Delaware Corporation Law, as amended from time to time, or in accordance with any similar law adopted in lieu thereof.

               Section 7. The Corporation shall also indemnify any person against expenses, including attorneys' fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Delaware Corporation Law, as amended from time to time, or under any similar law adopted in lieu thereof.

               Section 8. Any person who shall serve as a director, officer, employee or agent of the corporation or who shall serve, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge or and in reliance upon the rights of indemnification provided in this Article, in the Delaware Corporation Law, as amended from time to time, or under any similar law adopted in lieu thereof.

               Section 9. Nothing contained herein shall be construed as protecting any director, officer, employee or agent against liability to the Corporation or to its shareholders contrary to the provisions of Section 17(h) of the Investment Company Act of 1940.

ITEM 16.  EXHIBITS.

          4.1 The Company's Certificate of Incorporation and all amendments thereto (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 to the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994).

          4.2 The Company's By-laws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994).

          4.3 The Company's Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994).

          5.1 Opinion of Holland & Knight LLP as to the legality of the securities being registered hereunder.

         23.1  Consent of KPMG Peat Marwick LLP.

         23.2  Consent of Holland & Knight LLP(contained in Exhibit 5.1 hereto).

         24.1 Power(s) of Attorney (included on the signature page to this Registration Statement).


ITEM 17.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided,  however,  that paragraphs  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on this 28th day of January, 1997.
                                        INTERNATIONAL ASSETS HOLDING CORPORATION



                                        By:    /s/ Jerome F. Miceli
                                              Jerome F. Miceli, President
                                              and Chief Operating Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jerome F. Miceli as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-3 Registration Statement of International Assets Holding Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

 Signature                             Title                              Date


/s/ Diego J. Veitia       Chief Executive Officer and          January 28, 1997
Diego J. Veitia           Chairman of the Board


/s/ Jerome F. Miceli      President, Chief Operating           January 28, 1997
Jerome F. Miceli          Officer (Principal Executive
                          Officer), Treasurer and Director

/s/ Stephen A. Saker      Vice President, Secretary            January 28, 1997
Stephen A. Saker          and Director


/s/ Donald A. Halliday    Director                             January 28, 1997
Donald A. Halliday


/s/ Elmer L. Jacobs       Director                             January 28, 1997
Elmer L. Jacobs


/s/ Jonathan C. Hinz      Vice President and Controller        January 28, 1997
Jonathan C. Hinz          (Person Performing Similar Functions
                          of Principal Financial Officer
                          and Principal Accounting Officer)

                                INDEX TO EXHIBITS

Exhibit Number and Description

4.1 The Company's Certificate of Incorporation and all amendments thereto (incorporated by reference to Exhibits 3.1, 3.2 and 3.3 to the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994).

4.2 The Company's By-laws (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994).

4.3 The Company's Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994).

5.1 Opinion of Holland & Knight LLP as to the legality of the securities being registered hereunder.

23.1 Consent of KPMG Peat Marwick LLP.

23.2 Consent of Holland & Knight LLP (contained in Exhibit 5.1 hereto).

24.1 Power(s) of Attorney (included on the signature page to this Registration Statement).

                                   EXHIBIT 5.1

January 24, 1997



International Assets Holding Corporation
250 Park Avenue South, Suite 200
Winter Park, Florida 32789



Ladies and Gentlemen:

     We refer to the registration statement of International Assets Holding Corporation, a Delaware corporation (the "Company") on Form S-3 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") concurrently herewith, covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 468,386 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), to be sold by certain selling shareholders of the Company. This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-B promulgated by the Commission under the Securities Act.

     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.


     As counsel for the Company, we have examined the Registration Statement, and we are familiar with the proceedings taken by the Company relating to it. We also have examined the Articles of Incorporation and the Bylaws of the Company and such Company records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have made such investigations and have examined such certificates of public officials and officers of the Company and such other documents and records as we deemed necessary for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures on all documents submitted to us as originals, the authenticity of all documents submitted to us as originals or certified, photostatic or facsimile copies, and the conformity to the originals of all documents submitted to us as copies. We also have relied upon the accuracy of the aforementioned certificates of public officials and, as to matters of fact, of officers of the Company. We have also relied on Company records and have assumed the accuracy and completeness thereof.

International Assets Holding Corporation
January 24, 1997
Page 2
________________________


     Based upon the foregoing, it is our opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit (Exhibit 5.1) to the Registration Statement.

     In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
                                                     Very truly yours,

                                                     /s/ HOLLAND & KNIGHT LLP

                                                     HOLLAND & KNIGHT LLP

                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
International Assets Holding Corporation:


     We consent to the incorporation by reference in the Registration Statement on Form S-3 filed on January 28, 1997 of International Assets Holding Corporation (the "Company") of our report dated November 1, 1996, relating to the consolidated balance sheets of the Company and its subsidiaries as of September 30, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 1996 and 1995, which report appears on page F-1 of the September 30, 1996 annual report on Form 10-KSB of the Company.





                                        /s/ KPMG Peat Marwick LLP


Orlando, Florida
January 28, 1997